Exhibit 99.1

ICON Leasing Fund Twelve, LLC

PORTFOLIO OVERVIEW
FIRST QUARTER 2016

Table of Contents

Introduction to Portfolio Overview	1

Disposition During the Quarter	1

Portfolio Overview	2

Discussion	4

Performance Analysis	5

Transactions with Related Parties	7

Financial Statements	9

Forward Looking Statements	13

Additional Information	13

ICON Leasing Fund Twelve, LLC
As of June 1, 2016

Introduction to Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the quarter ended March 31, 2016. References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised $347,686,947 commencing with its initial offering on May 7, 2007 through the closing of its offering on April 30, 2009. The Fund entered into its liquidation period on May 1, 2014. During the liquidation period, the Fund began the orderly termination of its operations and has began, and will continue, to gradually dispose of its assets and/or allow its investments to mature in the ordinary course of business. If our Manager believes it would benefit our members to reinvest the proceeds received from sold or matured investments in additional investments during the liquidation period, our Manager may do so. Our Manager is not paid acquisition fees or management fees for additional investments initiated during the liquidation period, although management fees continue to be paid for investments that were part of our portfolio prior to the commencement of the liquidation period. During the liquidation period, distributions are generated from the sale of our assets and the receipt of rental, finance and other income from our investments.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Disposition During the Quarter

The Fund disposed of the following investment during the quarter ended March 31, 2016:

D&T Holdings, LLC
Structure:	Lease	Collateral:	Trucks, trailers and other equipment.
Disposition Date:	1/14/2016
The Fund’s Investment:	$7,320,000
Total Proceeds Received:	$10,023,000

ICON Leasing Fund Twelve, LLC

Portfolio Overview

As of March 31, 2016, our portfolio consisted of the following investments:

Lubricating Specialties Company
Structure:	Loan	Collateral:	Liquid storage tanks, blending lines and packaging equipment.
Maturity Date:	8/1/2018
Current Status:	Performing	Net Carrying Value:	$2,660,309 (1)

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers.
Maturity Date:	9/24/2020
Current Status:	Performing	Net Carrying Value:	$9,850,639 (1)

Técnicas Maritimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply vessels.
Maturity Date:	8/27/2019
Current Status:	See Discussion	Net Carrying Value:	$21,002,938 (1)

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	9/30/2017
Current Status:	Performing	Net Carrying Value:	$2,425,603 (2)

Golden Sea Shipping Pte. Ltd.*
Structure:	Vessel (3)	Collateral:	Handy-size container vessel.
Expiration Date:	7/28/2016
Current Status:	On Charter	Net Carrying Value:	$2,818,540 (3)

Bengal Tiger Line Singapore*
Structure:	Vessel (3)	Collateral:	Handy-size container vessel.
Expiration Date:	7/13/2016
Current Status:	On Charter	Net Carrying Value:	$2,821,116 (3)

*Vessel was previously on charter to Vroon Group B.V.

ICON Leasing Fund Twelve, LLC

Portfolio Overview (Continued)

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	2/28/2018
Current Status:	Performing	Net Carrying Value:	$6,069,066 (4)

SIVA Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum gas tanker vessels.
Expiration Dates:	3/28/2022 4/8/2022
Current Status:	Performing	Net Carrying Value:	$8,589,481 (4)

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply vessel.
Expiration Date:	6/12/2024
Current Status:	Performing	Net Carrying Value:	$9,814,014 (5)

Swiber Holdings Limited
Structure:	Lease	Collateral:	A 300-man accommodation and work barge.
Expiration Date:	3/23/2017
Current Status:	Performing	Net Carrying Value:	$9,558,192 (5)

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Very Large Crude Carriers.
Expiration Date:	3/29/2021
Current Status:	Performing	Net Carrying Value:	$10,062,233 (6)

ICON Leasing Fund Twelve, LLC

Portfolio Overview (Continued)

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.
Maturity Date:	1/16/2021
Current Status:	See Discussion	Net Carrying Value:	$2,324,760 (6)

(1) Net carrying value of our investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees.

(2) Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value of our investment in leased equipment at cost is leased equipment at cost less any outstanding indebtedness associated with the investment.

(3) The Vessel was returned to us in accordance with the terms of the original charter whereupon we assumed the operational responsibility of the Vessel. As such, this asset is classified as Vessel on our consolidated balance sheets.

(4) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as net investment in finance lease. Net investment in finance lease is the sum of the remaining minimum lease payments receivable, the estimated residual value of the asset and the unamortized initial direct costs, less unearned income. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(5) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as leased equipment at cost. Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(6) Net carrying value of our investment in joint ventures is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment.

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) is a newly constructed $2 billion state-of-the art aromatics plant. We participated in a subordinated equipment loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., that was part of the $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, downturn in commodities and the Chinese economic slowdown forced Jurong into receivership, as the company does not have the liquidity to commence operations. As part of the receivership, we are hoping that there will be a consensual restructuring with the senior lenders, shareholders and trade creditors. Given the current distressed situation, we have taken a credit reserve that values the asset at 11% of original cost. Our Investment Manager believes that a restructuring is the best option and, given the cyclical nature of the industry that Jurong participates in, and the fact that this a state-of-the-art plant, there is a chance the investment may recover some or all of its value.

Técnicas Marítimas Avanzadas, S.A. de C.V.

On August 27, 2014, we, ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and ICON ECI Fund Fifteen, L.P. (collectively, “ICON”) advanced Técnicas Marítimas Avanzadas, S.A. de C.V. (“TMA”) a senior secured facility of $29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured first lien and second lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured first lien tranche of $66,000,000 was funded by an unrelated third party and ICON’s original loan of $29,000,000 was converted to the senior secured second lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.

ICON Leasing Fund Twelve, LLC

Discussion (Continued)

On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result of such default, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  The interest on ICON's tranche is currently being capitalized.  By January 2016, each of the four vessels had commenced employment as originally required under the terms of the facility. ICON is currently working with the senior lender and TMA to amend the facility agreement and expects to start receiving payments in the near future.

Performance Analysis

Capital Invested as of March 31, 2016	$490,644,795
Leverage Ratio	0.53:1*
% of Receivables Collected for the Quarter Ended March 31, 2016	64.33%**

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of June 1, 2016. The uncollected receivables relate to our investment with Técnicas Maritimas Avanzadas, S.A. de C.V. and Jurong Aromatics Corporation Pte. Ltd.

One of our objectives is to provide cash distributions to our members. In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations. We refer to this financial measure as cash available from our business operations, or CABO.

CABO is not equivalent to our net operating income or loss as determined under GAAP. Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time. We define CABO as the net change in cash during the period plus distributions to members and investments made during such period, less the debt proceeds used to make such investments, as well as the net proceeds from equity raised through the sale of interests during such period, if any.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful. CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity. CABO should be reviewed in conjunction with other measurements as an indication of our performance.

ICON Leasing Fund Twelve, LLC

Performance Analysis (Continued)

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to members, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Members

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations. By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement

+ distributions to Members during the period

+ investments made during the period

- debt proceeds to be specifically used to make an investment

- net proceeds from the sale of Interests during the period

= CABO

Cash Available From Business Operations

for the Period January 1, 2016 through March 31, 2016

Cash balance at January 1, 2016	$8,404,092
Cash balance at March 31, 2016	$5,528,097

Net change in cash		$(2,875,995)

Add Back:
Distributions paid to members from January 1, 2016 through March 31, 2016		$7,575,702

Cash Available from Business Operations (CABO)		$4,699,707	(1)

(1)	Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases. Distributions paid to members and CABO for the period January 1, 2015 to December 31, 2015 were $38,328,148 and $31,280,677, respectively. Distributions paid to members and CABO for the period January 1, 2014 to December 31, 2014 were $25,512,730 and $115,658,975, respectively.

ICON Leasing Fund Twelve, LLC

Transactions with Related Parties

We entered into certain agreements with our Manager and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), a wholly-owned subsidiary of our Manager and our dealer manager for our offering, whereby we pay or paid certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000. CĪON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities. Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds. We paid distributions to our Manager of $75,757 and $113,231 for the three months ended March 31, 2016 and 2015, respectively. Additionally, our Manager’s interest in our net income for the three months ended March 31, 2016 and 2015 was $8,999 and $13,130, respectively.

Fees and other expenses incurred by us to our Manager or its affiliates were as follows:

			Three Months Ended March 31,
Entity	Capacity	Description	2016	2015
ICON Capital, LLC	Manager	Management fees (1)	$237,548	$384,836
ICON Capital, LLC	Manager	Administrative expense reimbursements (1)	308,389	439,013
			$545,937	$823,849

(1) Amount charged directly to operations.

ICON Leasing Fund Twelve, LLC

Transactions with Related Parties (Continued)

At March 31, 2016 and December 31, 2015, we had a net payable due to our Manager and affiliates of $323,984 and $437,925, respectively, primarily related to administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
Financial Statements	(A Delaware Limited Liability Company)
Consolidated Balance Sheets

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,528,097	$8,404,092
Current portion of net investment in notes receivable	4,688,843	4,102,738
Current portion of net investment in finance leases	6,228,367	6,630,691
Other current assets	4,056,157	3,285,536
Total current assets	20,501,464	22,423,057
Non-current assets:
Net investment in notes receivable, less current portion	28,825,043	29,411,423
Net investment in finance leases, less current portion	44,109,620	50,580,803
Leased equipment at cost (less accumulated depreciation of $27,220,431 and $25,438,880, respectively)	63,961,928	65,743,479
Vessels (less accumulated depreciation of $2,763,949 and $2,683,605, respectively)	5,639,656	5,720,000
Investment in joint ventures	12,386,993	12,233,856
Other non-current assets	2,063,258	2,068,911
Total non-current assets	156,986,498	165,758,472
Total assets	$177,487,962	$188,181,529
Liabilities and Equity
Current liabilities:
Current portion of non-recourse long-term debt	$6,166,692	$6,205,639
Deferred revenue	148,594	158,988
Due to Manager and affiliates, net	323,984	437,925
Accrued expenses and other current liabilities	2,201,321	1,559,498
Current portion of seller's credit	5,000,000	-
Total current liabilities	13,840,591	8,362,050
Non-current liabilities:
Non-recourse long-term debt, less current portion	39,729,001	41,233,476
Seller's credits	7,864,669	12,747,733
Other non-current liabilities	150,000	150,000
Total non-current liabilities	47,743,670	54,131,209
Total liabilities	61,584,261	62,493,259

Commitments and contingencies

Equity:
Members’ equity:
Additional members	96,909,621	103,518,658
Manager	(2,132,420)	(2,065,662)
Total members’ equity	94,777,201	101,452,996
Noncontrolling interests	21,126,500	24,235,274
Total equity	115,903,701	125,688,270
Total liabilities and equity	$177,487,962	$188,181,529

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)
Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue and other income:
Finance income	$3,817,565	$3,665,065
Rental income	3,532,157	3,532,157
Time charter revenue	978,214	1,371,311
Income from investment in joint ventures	158,813	597,227
Total revenue and other income	8,486,749	9,165,760
Expenses:
Management fees	237,548	384,836
Administrative expense reimbursements	308,389	439,013
General and administrative	633,937	907,047
Interest	874,144	1,049,990
Depreciation	1,861,895	2,181,449
Credit loss, net	-	362,665
Vessel operating	954,294	1,496,656
Litigation expense	1,209,000	-
Total expenses	6,079,207	6,821,656
Net income	2,407,542	2,344,104
Less: net income attributable to noncontrolling interests	1,507,635	1,031,122
Net income attributable to Fund Twelve	899,907	1,312,982

Net income attributable to Fund Twelve allocable to:
Additional members	$890,908	$1,299,852
Manager	8,999	13,130
	$899,907	$1,312,982

Weighted average number of additional shares of limited liability company interests outstanding	348,335	348,335
Net income attributable to Fund Twelve per weighted average additional share of limited liability company interests outstanding	$2.56	$3.73

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Equity

	Members' Equity
	Additional
	Shares of
	Limited Liability			Total
	Company	Additional		Members'	Noncontrolling	Total
	Interests	Members	Manager	Equity	Interests	Equity
Balance, December 31, 2015	348,335	$103,518,658	$(2,065,662)	$101,452,996	$24,235,274	$125,688,270
Net income	-	890,908	8,999	899,907	1,507,635	2,407,542
Distributions	-	(7,499,945)	(75,757)	(7,575,702)	(4,616,409)	(12,192,111)
Balance, March 31, 2016 (unaudited)	348,335	$96,909,621	$(2,132,420)	$94,777,201	$21,126,500	$115,903,701

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$2,407,542	$2,344,104
Adjustments to reconcile net income to net cash provided by operating activities:
Finance income	(2,706,476)	(1,739,059)
Income from investment in joint ventures	(158,813)	(597,227)
Depreciation	1,861,895	2,181,449
Interest expense from amortization of debt financing costs	40,250	45,821
Net accretion of seller's credits and other	116,936	108,871
Credit loss, net	-	362,665
Changes in operating assets and liabilities:
Collection of finance leases	9,580,258	4,764,191
Other assets	(764,968)	122,287
Accrued expenses and other current liabilities	641,823	(353,497)
Deferred revenue	(10,394)	(30,394)
Due to Manager and affiliates, net	(113,941)	(2,461,352)
Distributions from joint ventures	667	-
Net cash provided by operating activities	10,894,779	4,747,859
Cash flows from investing activities:
Proceeds from exercise of purchase options	-	70,000
Distributions received from joint ventures in excess of profits	5,009	251,662
Principal received on notes receivable	-	5,331,005
Net cash provided by investing activities	5,009	5,652,667
Cash flows from financing activities:
Repayment of non-recourse long-term debt	(1,583,672)	(1,860,797)
Distributions to noncontrolling interests	(4,616,409)	(2,099,276)
Distributions to members	(7,575,702)	(11,323,062)
Net cash used in financing activities	(13,775,783)	(15,283,135)
Net decrease in cash and cash equivalents	(2,875,995)	(4,882,609)
Cash and cash equivalents, beginning of period	8,404,092	15,410,563
Cash and cash equivalents, end of period	$5,528,097	$10,527,954

Supplemental disclosure of cash flow information:
Cash paid for interest	$728,744	$906,762

ICON Leasing Fund Twelve, LLC

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the section entitled Disposition During the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or
•	Visiting www.sec.gov, or
•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.